                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                      [ ] Confidential, For Use
                                                     of the Commission Only (as
                                                     permitted by Rule
                                                     14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Scient Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

                (1) Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

                (2) Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------

                (4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

                                 [SCIENT LOGO]

                               SCIENT CORPORATION
                                  860 BROADWAY
                               NEW YORK, NY 10003

                                 July 24, 2001

TO THE STOCKHOLDERS OF SCIENT CORPORATION

Dear Stockholder:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Scient Corporation, a Delaware corporation ("Scient"), will be held at 860 Broadway, 5th Floor, New York, New York on Friday, August 24, 2001, at 8:30 A.M., Eastern Time.

     Details of the business to be conducted at the Annual Meeting are in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Scient. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ ROBERT M. HOWE
                                          Robert M. Howe
                                          Chairman and Chief Executive Officer

                                 #SCIENT LOGO#

                               SCIENT CORPORATION
                                  860 BROADWAY
                               NEW YORK, NY 10003
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2001

     The Annual Meeting of Stockholders (the "Annual Meeting") of Scient Corporation, a Delaware corporation ("Scient"), will be held at 860 Broadway, 5th Floor, New York, New York on Friday, August 24, 2001, at 8:30 A.M., Eastern Time, for the following purposes:

     1. To elect two (2) directors to the Board of Directors to serve until the 2004 annual meeting of stockholders or until their successors have been duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2002; and

     3. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on June 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Scient's headquarters located at 860 Broadway, New York, New York 10003, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ MICHAEL HAND
                                          Michael Hand
                                          Secretary

New York, New York
July 24, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               SCIENT CORPORATION
                                  860 BROADWAY
                               NEW YORK, NY 10003
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2001

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Scient Corporation, a Delaware corporation ("Scient"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 860 Broadway, 5th Floor, New York, New York on Friday, August 24, 2001, at 8:30 A.M., Eastern Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 25, 2001.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. These proposals are described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Scient's Common Stock is the only type of security entitled to vote at the Annual Meeting. On June 27, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 74,305,773 shares of Common Stock outstanding. Each stockholder of record on June 27, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on June 27, 2001. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     Scient's bylaws provide that the holders of a majority of Scient's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend Scient's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Scient's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals Nos. 1 and 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Scient at Scient's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     Scient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Scient may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Scient. No additional compensation will be paid to these individuals for any such services.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Scient's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each of three classes of directors ending in successive years. Scient currently has authorized nine directors. Six directors have been appointed and there are three vacancies. Each class consists of two directors. At the Annual Meeting, two directors are to be elected to serve until Scient's 2004 annual meeting of stockholders or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of March 31, 2001, their positions and offices held with Scient and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Scient.

                                                      YEAR TERM
                  NOMINEES                     AGE     EXPIRES     POSITIONS AND OFFICES HELD WITH SCIENT
                  --------                     ---    ---------    --------------------------------------
David Beirne(1)..............................  37       2001       Director
Doug Leone(1)(2).............................  44       2001       Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     David M. Beirne has served as a member of our board of directors since December 1997. Mr. Beirne has been at Benchmark Capital Management, a venture capital firm, since June 1997. Prior to joining Benchmark, Mr. Beirne founded Ramsey/Beirne Associates, an executive search firm, and served as its Chief Executive Officer from October 1987 to June 1997. Mr. Beirne serves as a director of Webvan, Kana Communications and 1-800-Flowers.com, as well as several private companies. Mr. Beirne received a Bachelor of Science in Management from Bryant College.

     Douglas Leone has served as a member of our board of directors since December 1997. Mr. Leone has been at Sequoia Capital, a venture capital firm, since August 1988, most recently as a General Partner. He is a member of the board of directors of VA Linux, as well as several private companies. Mr. Leone received a Bachelor of Mechanical Engineering from Cornell University, a Master of Industrial Engineering from Columbia University and a Master of Management from Massachusetts Institute of Technology, Sloan School of Management.

     Set forth below is information regarding the continuing directors of Scient, including their ages as of March 31, 2001, the period during which they have served as a director, and information furnished by them as to principal occupations and directorships held in corporations whose shares are publicly registered.

CONTINUING DIRECTORS -- TERM ENDING IN 2002

     Eric Greenberg (36) founded Scient and has served as our Chairman Emeritus since April 2000. In April 2000, Mr. Greenberg founded Twelve Entrepreneuring, Inc, a technology operating company, and served as its co-Chairman and co-CEO until December 2000 and then became its Chairman Emeritus. Also in April 2000, Mr. Greenberg became President and CEO of Innovation Investments, LLC, an investment holding company for Mr. Greenberg. Mr. Greenberg served as our President and Chief Executive Officer from December 1997 to February 1998 and as our Chairman from November 1997 to April 2000. Prior to founding Scient, from February 1996 to November 1996, Mr. Greenberg was Founder, Chairman and Chief Executive Officer of Viant, a systems integrator. Prior to founding Viant, he held various positions at Gartner Group, a market research company, from April 1992 to December 1995, most recently as the Vice President that launched their interactive business. Mr. Greenberg previously served as a management consultant with Price Waterhouse and Andersen Consulting (now Accenture). Mr. Greenberg received a Bachelor of Business Administration in Finance from the University of Texas at Austin. Mr. Greenberg serves on the Development Board of the Shoah Foundation, is active in healthcare and education causes, and is a recipient of the Einstein Technology Innovation Award from the State of Israel and the Jerusalem Fund.

     Robert M. Howe (56) has served as our Chairman since April 2000 and as our Chief Executive Officer since February 1998. Prior to joining Scient, Mr. Howe was General Manager of the IBM Worldwide Banking, Finance and Securities Industry Group from January 1996 to March 1998. From November 1994 to January 1996, Mr. Howe managed IBM's North American Banking, Finance and Securities Industry Group. From March 1991 to November 1994, Mr. Howe founded and ran the IBM Consulting Group. From January 1976 to February 1991, Mr. Howe was a consultant at Booz Allen & Hamilton, a management consulting firm. Mr. Howe is a member of the boards of directors of the Development Bank of Singapore and S.C. Johnson Commercial Markets. Mr. Howe received a Bachelor in Business Administration from Southern Methodist University and a Master in Business Administration from the Harvard University Graduate School of Business.

CONTINUING DIRECTORS -- TERM ENDING IN 2003

     Frederick W. Gluck (65) has served has as a member of our board of directors since March 1998. Since July 1998, Mr. Gluck has served as Special Advisor to McKinsey & Company, an international management consulting firm. From February 1995 to June 1998, he served as Vice Chairman and Director at Bechtel Corporation, an industrial corporation. From June 1967 to February 1995, Mr. Gluck was a consultant at McKinsey & Company, holding a variety of positions, including Managing Director of the firm. Mr. Gluck serves as a director to Amgen, HCA Healthcare Corporation, Thinking Tools and several private companies. Mr. Gluck received a Bachelor of Science in Electrical Engineering from Manhattan College and a Master of Science in Electrical Engineering from New York University.

     Stephen A. Mucchetti (59) was appointed to the Board in April 2000. Mr. Mucchetti has served as our President and Chief Operating Office since February 2000. Mr. Mucchetti joined Scient as Executive Vice President and Chief Operating Officer in October 1998. Prior to joining us, from October 1992 to October 1998, Mr. Mucchetti was with the IBM Company, serving last as the General Manager of IBM's Telecommunications and Media Group. Prior to joining IBM, Mr. Mucchetti was a Partner in the consulting division of Coopers & Lybrand from January 1984 to November 1989 and was Managing Partner for Coopers & Lybrand's northeast United States region from November 1989 to October 1992. Prior to joining

Coopers & Lybrand, he was a consultant at Booz Allen & Hamilton from December 1975 to January 1984, serving as Vice President from 1978 to 1984. From 1964 to 1975, Mr. Mucchetti was with The Western Union Telegraph Company. He received a Bachelor of Science in Electrical Engineering from Villanova University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 2001, the Board of Directors held ten (10) meetings and acted by written consent in lieu of a meeting on four (4) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Stock Plans Committee.

     During the fiscal year ended March 31, 2001, the Audit Committee of the Board of Directors held four (4) meetings and did not act by written consent in lieu of a meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Scient's independent accountants, the scope of the annual audits, fees to be paid to Scient's accountants, the performance of Scient's accountants and the accounting practices of Scient. The members of the Audit Committee are Messrs. Beirne, Leone and Gluck.

     During the fiscal year ended March 31, 2001, the Compensation Committee of the Board of Directors held four (4) meetings and acted by written consent in lieu of a meeting on two (2) occasions. The Compensation Committee administers our stock plans, other than the 1999 Employee Stock Purchase Plan, and makes decisions concerning salaries and incentive compensation for our employees. The members of the Compensation Committee are Messrs. Leone and Gluck.

     During the fiscal year ended March 31, 2001, the Stock Plans Committee of the Board of Directors held no meetings and acted by written consent in lieu of a meeting on thirty-two (32) occasions. The Stock Plans Committee administers the 1999 Employee Stock Purchase Plan. In addition, it may make awards under our 1999 Equity Incentive Plan, except that it may not make awards to members of the board of directors or to our executive officers nor awards in excess of 200,000 shares per person per year. The Stock Plans Committee also may make awards under our 2000 Stock Plan to eligible colleagues and consultants, except that it may not make awards in excess of 100,000 shares per person per year. The sole member of the Stock Plans Committee is Mr. Howe.

DIRECTOR COMPENSATION

     Currently we do not provide our directors with cash compensation for their services as members of the Board of Directors, although members are reimbursed for some expenses in connection with attendance at board and committee meetings. We also do not pay compensation for committee participation or special assignments of the Board of Directors. At the end of each calendar quarter, our non-employee directors automatically receive options to purchase 5,000 shares of our common stock under our 1999 Equity Incentive Plan. These options are exercisable immediately after the grant, and the option shares are fully vested from the outset. The exercise price of each non-employee director's option is equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns, an immediate sale of the option shares through a broker approved by us, or a pledge of the option shares, through a broker approved by us, as security for a loan. The non-employee directors' options have a 10-year term, except that they expire one year after a director leaves the board, if earlier.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
               PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

     The following table sets forth, as of May 31, 2001, information with respect to shares beneficially owned by (1) each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock; (2) each of the Named Executive Officers (as defined below); (3) each of our directors and (4) all current directors and executive officers as a group. We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by such person is deemed to include the number of shares beneficially owned by that person (and only that person) by reason of such acquisition rights. Therefore, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 73,519,956 shares of our common stock outstanding as of May 31, 2001. Unless otherwise indicated, the address for each listed stockholder is: c/o Scient Corporation, 860 Broadway, New York, New York 10003. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                      BENEFICIAL OWNER                          NUMBER     PERCENT
                      ----------------                        ----------   -------
Eric Greenberg(1)...........................................   8,487,454    11.5%
Douglas Leone(2)............................................   7,817,654    10.6
Entities Associated with Sequoia Capital(3).................   7,630,843    10.4
David M. Beirne(4)..........................................   2,309,738     3.1
Entities Associated with Benchmark Capital(5)...............   1,753,910     2.4
Robert M. Howe(6)...........................................   6,318,610     8.6
Stephen A. Mucchetti(7).....................................   1,599,166     2.2
William H. Kurtz(8).........................................     829,264     1.1
Frederick W. Gluck(9).......................................     582,590       *
All directors and executive officers as a group (7
  persons)(10)..............................................  37,329,229    50.2

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

 (1) Includes 8,487,454 shares held by Innovation Investments, LLC, a Delaware corporation. Mr. Greenberg is the President, Chief Executive Officer and Managing Member of Innovation Investments, LLC.

 (2) Includes 151,811 shares held by Mr. Leone, options immediately exercisable for 35,000 shares held by Mr. Leone, 5,791,199 shares held by Sequoia Capital VII, 253,169 shares held by Sequoia Technology Partners VII, 101,267 shares held by Sequoia International Partners, 1,171,494 shares held by Sequoia Capital Franchise Fund, 130,166 shares held by Sequoia Capital Franchise Partners, 117,470 shares held by SQP 1997, and 66,078 shares held by Sequoia 1997. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, Sequoia International Partners, Sequoia Capital Franchise Fund, Sequoia Capital Franchise Partners, SQP 1997, and Sequoia 1997 except to the extent of his pecuniary interest therein. Mr. Leone, a director of Scient, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. The address for Mr. Leone is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (3) Includes 5,791,199 shares held by Sequoia Capital VII, 253,169 shares held by Sequoia Technology Partners VII, 101,267 shares held by Sequoia International Partners, 1,171,494 shares held by Sequoia Capital Franchise Fund, 130,166 shares held by Sequoia Capital Franchise Partners, 117,470 shares held by SQP 1997, and 66,078 shares held by Sequoia 1997. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, Sequoia International Partners, Sequoia Capital Franchise Fund, Sequoia Capital Franchise Partners, SQP 1997, and Sequoia 1997 except to the extent of his pecuniary interest therein. The address for Sequoia Capital is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (4) Includes 520,828 shares held by Mr. Beirne, options immediately exercisable for 35,000 shares held by Mr. Beirne, and 1,753,910 shares held by Benchmark Capital Partners II, L.P. as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P. Mr. Beirne, a director of Scient, is a Managing Member of the general partner of Benchmark Capital Partners II, L.P. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, L.P. except to the extent of his pecuniary interest therein. The address for Mr. Beirne is 2480 Sand Hill Road, Menlo Park, CA 94025.

 (5) Includes 1,753,910 shares held by Benchmark Capital Partners II, L.P. as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders' Fund II, L.P., Benchmark Founders' Fund II-A, L.P. and Benchmark Members' Fund II, L.P. Mr. Beirne, a director of Scient, is a Managing Member of the general partner of Benchmark Capital Partners II, L.P. Mr. Beirne, a director of Scient, is a Managing Member of the general partner of Benchmark Capital Partners II, L.P. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, L.P. except to the extent of his pecuniary interest therein. The address for Benchmark Capital is 2480 Sand Hill Road, Menlo Park, CA 94025.

 (6) Includes 1,050,001 shares held by Mr. Howe, 4,728,609 shares held by the Howe Family Trust, 500,000 shares held by the Howe 2000 Grantor Retained Annuity Trust, and 40,000 shares held by the Howe Family Foundation.

 (7) Includes 1,170,000 shares held by Mr. Mucchetti and Rebecca S. Mucchetti as Joint Tenants with Right of Survivorship and options immediately exercisable for 429,166 shares.

 (8) Includes 479,264 shares held by Mr. Kurtz and options immediately exercisable for 350,000 shares. Mr. Kurtz' employment with Scient terminated on June 30, 2001.

 (9) Includes 547,590 shares held by the Frederick W. Gluck 1997 Family Trust and options immediately exercisable for 35,000 shares.

(10) Includes options immediately exercisable for 884,166 shares.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     We have entered into an employment agreement, dated February 9, 1998, with Robert M. Howe, our Chairman and Chief Executive Officer, which provides for an annual base salary of at least $250,000, an annual bonus at the discretion of the board of directors and participation in our employee benefit plans. The employment agreement also provides that we will pay Mr. Howe a lump sum equal to 100% of the greater of (1) his then current annual base compensation or (2) his actual base compensation plus bonus for the most recently completed fiscal year if we terminate Mr. Howe without his consent for any reason other than for cause or permanent disability. In addition, we granted Mr. Howe an immediately exercisable option to purchase 4,800,000 shares of our common stock upon commencement of his employment, subject to our right of repurchase which lapses pursuant to a four-year vesting schedule. Our repurchase right will lapse with respect to 25% of such shares if we terminate Mr. Howe without cause, and with respect to 100% of such shares if Scient is subject to a change in control and he thereafter is not maintained in his current position or is terminated without cause.

     We have entered into an employment agreement, dated June 12, 1998, with William H. Kurtz, who until he resigned from Scient on June 30, 2001 was our Chief Financial Officer and Executive Vice President, which provided for an annual base salary of at least $250,000, an annual bonus at the discretion of the board of directors and participation in our employee benefit plans. The employment agreement also provided that we would pay Mr. Kurtz a lump sum equal to six months' salary if we had terminated him. In addition, we granted Mr. Kurtz an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, subject to our right of repurchase which lapses pursuant to a four-year vesting schedule. The four-year vesting schedule would have been adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Kurtz had been terminated or not offered the position of Chief Financial Officer with the surviving entity.

     We have entered into an employment agreement, dated September 14, 1998, with Stephen A. Mucchetti, our President and Chief Operating Officer, which provides for an annual base salary of at least $250,000, an annual bonus of $50,000 for his first two years at Scient and participation in our employee benefit plans. In addition, we granted Mr. Mucchetti an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, of which 20% was immediately vested and the remainder is subject to our right of repurchase, which lapses pursuant to a four-year vesting schedule. The employment agreement provides that if we terminate Mr. Mucchetti, we will pay him a lump sum equal to one year's salary, and he will vest in 12 months of stock options. The four-year vesting schedule will be adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Mucchetti is terminated or not offered the position of Chief Operating Officer with the surviving entity.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation for the fiscal years ended March 31, 1999 through March 31, 2001 earned by our Chief Executive Officer and the two other executive officers, collectively referred to as the Named Executive Officers:

                                                 ANNUAL COMPENSATION     SECURITIES
                                        FISCAL   --------------------    UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
     ---------------------------        ------   ---------   --------   ------------   ------------------
Robert M. Howe........................   2001    $283,333    $     --           --          $    --
  Chairman and Chief Executive Officer   2000     250,000     250,000           --               --
                                         1999     250,000          --           --           52,474
Stephen A. Mucchetti(2)...............   2001     387,500          --      925,000           58,879
  President and Chief Operating
  Officer                                2000     266,667     266,667           --           58,879
                                         1999     118,429      50,000    1,500,000           58,879
William H. Kurtz(3)...................   2001     350,000          --      450,000               --
  Chief Financial Officer and
  Executive                              2000     266,667     266,667           --               --
  Vice President                         1999     159,135      50,000    1,100,000           78,957

---------------
(1) Fiscal Year 1999 amount shown for Mr. Howe includes $45,808 in relocation expenses and $6,666 for reimbursement of taxes paid by him. Amounts shown for Mr. Mucchetti include, for each year, $42,035 in commuting expenses and $16,844 for reimbursement of taxes paid by him. Fiscal year 1999 amount shown for Mr. Kurtz includes $77,214 in relocation expenses and $1,743 for reimbursement of taxes paid by him.

(2) Mr. Mucchetti commenced employment with Scient in October 1998.

(3) Mr. Kurtz commenced employment with Scient in August 1998 and terminated employment with Scient in June 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each of the Named Executive Officers the options we granted under our 1999 Equity Incentive Plan during the fiscal year ended March 31, 2001. Generally, these options are exercisable in installments, and the optionee vests in 25% of the option shares upon completion of 12 months of service from the vesting start date and vests in the balance in a series of equal monthly installments over the next three years of service. However, the options granted to Mr. Mucchetti and Mr. Kurtz with an expiration date of December 19, 2010 vested in 25% of the option shares on January 23, 2001 and vest in the balance in a series of equal monthly installments over the next three years of service. The option becomes exercisable in full if we are subject to a change of control while the optionee is an employee, consultant or director of ours or a subsidiary of ours and one of the following requirements is met:
The optionee is subject to an involuntary termination (as defined in the plan) within 12 months after the change of control, or the option does not remain outstanding after the change of control, the option is not assumed by the surviving corporation (or its parent) as part of the change of control, and the surviving corporation (or its parent) does not substitute an option with substantially the same terms for the option as part of the change of control. Each of the options has a 10-year term, subject to earlier termination upon the optionee's cessation of service. The percentages in the column entitled "% of Total Options Granted to Employees in Fiscal Year" are based on an aggregate of 20,615,621 shares under options that we granted to our employees under the 1999 Equity Incentive Plan and 2000 Stock Plan during the fiscal year ended March 31, 2001.

     The amounts listed in the following table under the heading "Exercise or Base Price Per Share" were equal to the fair market value of our common stock as determined by the Board of Directors on the date of grant. "Fair market value" means the market price of our stock, determined in good faith on an appropriate basis. Whenever possible, the determination of fair market value is based on the prices reported in The Wall Street Journal. The optionee may pay the exercise price by using cash, shares of common stock that the optionee already owns, an immediate sale of the option shares through a broker approved by us, or a pledge of the option shares, through a broker approved by us, as security for a loan.

     We calculated the amounts listed in the following table under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" based on the 10-year term of the option at the time of grant. For purposes of these columns, we assumed stock price appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission. These rates of appreciation do not represent our prediction of our stock price performance. We calculated the potential realizable values at 5% and 10% appreciation by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Information on how we determined the fair market value of our common stock is disclosed in the preceding paragraph. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                            ----------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                  % OF TOTAL                             ANNUAL RATES OF STOCK
                                NUMBER OF          OPTIONS                                PRICE APPRECIATION
                                SECURITIES        GRANTED TO    EXERCISE                    FOR OPTION TERM
                                UNDERLYING       EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
           NAME             OPTIONS GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE        5%($)      10%($)
           ----             ------------------   ------------   ---------   ----------   ---------   ---------
William H. Kurtz..........       150,000             0.7%        18.1875     10/18/10    $211,611    $643,278
William H. Kurtz..........       300,000             1.5%         2.6250     12/19/10      61,083     185,688
Stephen A. Mucchetti......       100,000             0.5%        39.5000     04/13/10     306,387     931,389
Stephen A. Mucchetti......       225,000             1.1%        18.1875     10/18/10     317,416     964,916
Stephen A. Mucchetti......       600,000             2.9%         2.6250     12/19/10     122,167     371,377

OPTION VALUES AT MARCH 31, 2001

     The following table sets forth for each of the Named Executive Officers options exercised during the fiscal year ended March 31, 2001, and the number and the value of securities underlying unexercised options that were held by the Named Executive Officers at March 31, 2001. The numbers in the column entitled "Aggregate Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares. The numbers in the column entitled "Value of Unexercised In-the-Money Options at FY-End" are based on the fair market value of our common stock at March 31, 2001 of $1.97 per share less the exercise price payable for such shares. The fair market value of our common stock at March 31, 2001 was based on the prices reported in The Wall Street Journal on Friday, March 30, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                   NUMBER OF                    UNEXERCISED
                                                             SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT              OPTIONS AT
                                SHARES                             FY-END(#)                     FY-END($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Robert M. Howe..............        --       $     --            --              --      $     --       $     --
Stephen A. Mucchetti........    50,000        275,625       375,000       1,000,000       234,000        292,500
William H. Kurtz............        --             --       337,500         362,500       363,750             --

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of Scient's Board of Directors (the "Committee") is responsible for establishing the level of base salary payable and for approving the individual incentive program to be in effect for the Chief Executive Officer. In addition, the Committee is responsible for the design and administration of Scient's 1997 Stock Plan, 1999 Equity Incentive Plan, 2000 Stock Plan, and 1999 Employee Stock Purchase Plan. The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other colleagues of Scient, including all members of senior management, subject to the approval of the Committee.

     The compensation philosophy of Scient is the same for all levels of colleagues. To determine senior management compensation levels, Scient works with an independent compensation-consulting firm that provides executive compensation data drawn from the proxy statements of companies doing similar work and with an emphasis on companies in the eBusiness industry. A significant number of these companies are listed in the Chase H&Q Technology Index, which is included in the Stock Performance Graph for this proxy statement. In addition, data from nationally recognized compensation surveys is used.

     GENERAL COMPENSATION POLICY. Scient's fundamental pay philosophy is to offer Scient's senior management competitive compensation opportunities based upon overall Scient performance, and personal performance. All colleagues, including senior management, are measured on contributions to clients, colleagues and Scient. It is Scient's objective to have a substantial portion of each manager's compensation contingent upon Scient's performance, as well as upon his or her own level of performance. Accordingly, each senior manager's compensation package consists of (i) base salary, (ii) cash incentive awards, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, Scient selected the NASDAQ Stock Market-U.S. Index and the Chase H&Q Technology Index. The companies included in Scient's surveys are not necessarily those included in these indices, because we believe that some of the latter do not compete with Scient for the management talent or because compensation information was not available to Scient.

     BASE SALARY. The base salary for each senior manager is set on the basis of personal performance and the salary level in effect for comparable position at companies that compete with Scient for management talent on the basis of surveys conducted by Scient. In general, Scient seeks to set base salaries at the 50th percentile of its identified market.

     ANNUAL CASH INCENTIVES. Each senior manager has an established bonus target each fiscal year. The actual payment of incentive awards for senior management is determined on the basis of Scient's achievement of the performance targets established at the start of the fiscal year and based on personal performance. Specifically, goals are established at the beginning of the fiscal year using an agreed-upon business plan that reflects Scient revenue, profit, client and colleague satisfaction and the manager's individual objectives. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new goals. Actual incentive awards paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives. Actual bonuses are listed in the Summary Compensation Table for the Named Executive Officers.

     LONG-TERM INCENTIVE COMPENSATION. During fiscal year 2001, the Committee made no option grants to Mr. Howe, Scient's Chairman and Chief Executive Officer. Grants were made to Mr. Kurtz, Scient's Chief Financial Officer and Executive Vice President, and to Mr. Mucchetti, Scient's President and Chief Operating Officer. These grants were in keeping with grants made to all colleagues in good standing as part of the long-term incentive to align colleagues' interest with stockholder interest and enable them to share in the growth of the business. The details of the grants are reflected in the Option Grant Table. Generally, a significant grant is made in the year that a colleague commences employment. Smaller grants may be made in subsequent years or no options may be granted. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership, based upon the individual's position with Scient, the individual's potential for future responsibility, and the individual's performance in the recent period. The total number of option shares granted to each individual is considered as well. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The annual base salary for Mr. Howe was established by the Committee on February 9, 1998. The Committee's decision was made primarily on the basis of Mr. Howe's extensive background and experience. During the last fiscal year, the Committee granted Mr. Howe a merit increase based on the excellent record of Scient in Mr. Howe's first two years with Scient. However, when it became clear that Scient was being impacted by the decline in its marketplace, Mr. Howe asked the Committee to cancel his merit increase, and the Committee agreed. Other members of the senior management team also took a voluntary pay reduction.

     The remaining components of the Chief Executive Officer's fiscal 2001 incentive compensation were entirely dependent upon Scient's performance and provided no dollar guarantees. In light of the results achieved, it was determined that no bonuses would be paid to anyone for the fiscal year 2001.

     TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly held company such as Scient is not allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation is in effect for all fiscal years of Scient ending after Scient's initial public offering. The stockholders approved Scient's stock plans available to executive officers, which include a provision that limits the maximum number of options that any one participant may be granted per calendar year. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation.

     Since it is not expected that the cash compensation to be paid to Scient's executive officers for the 2002 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to Scient's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Frederick W. Gluck
                                          Douglas Leone

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of Scient's Board was formed in February 1998 and is currently comprised of Messrs. Gluck and Leone. None of these individuals was at any time during fiscal 2001, or at any other time, an officer or employee of Scient. No member of the Compensation Committee of Scient serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Scient's Board of Directors or Compensation Committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of Scient Corporation serves as the representative of the Board for general oversight of Scient's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and Scient's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Scient. A more detailed description of the functions of the Audit Committee can be found in Scient's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Audit Committee was organized in March of 1999. The Audit Committee held four meetings during the last fiscal year.

     Our management has primary responsibility for preparing Scient's financial statements and financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Scient 's audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to Scient's financial reporting, and reviews the results and scope of the audit and other services provided by Scient's independent auditors.

     In this context, the Audit Committee hereby reports as follows:

     - The Audit Committee has reviewed and discussed the audited financial statements with Scient's management and the independent auditors.

     - The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

     - The Audit Committee discussed with the independent auditor's the auditor's independence from Scient and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  Audit Fees

     Fees for the fiscal year 2001 audit and the review of Forms 10-Q are $175,000, of which an aggregate amount of $135,000 has been billed through March 31, 2001.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended March 31, 2001.

  All Other Fees

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended March 31, 2001 are $677,000.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of Scient, and the Board has approved, that the audited financial statements be included in Scient's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers LLP, as our independent auditors.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

     Submitted by the following members of the Audit Committee:

                                          /s/ David M. Beirne
                                          --------------------------------------
                                          David M. Beirne

                                          /s/ Douglas Leone
                                          --------------------------------------
                                          Douglas Leone

                                          /s/ Frederick W. Gluck
                                          --------------------------------------
                                          Frederick W. Gluck

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on Scient's Common Stock between May 14, 1999 (the date Scient's Common Stock commenced public trading) and March 31, 2001 with the cumulative total return of
(1) the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) (the "Nasdaq Stock Market-U.S. Index") and (2) the Chase H & Q Technology Index, over the same period. This graph assumes the investment of $100.00 on May 14, 1999 in Scient's Common Stock, the Nasdaq Stock Market-U.S. Index and the Chase H & Q Technology Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. Scient cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Scient's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but Scient is not responsible for any errors or omissions in such information.

     Scient effected its initial public offering of Common Stock on May 14, 1999 at a price of $10 per share (as adjusted to reflect our December 1999 two-for-one forward stock split).

     Notwithstanding anything to the contrary set forth in any of Scient's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by Scient under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Scient under those statutes.

                COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*
         AMONG SCIENT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX
[STOCK PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK               JP MORGAN H & Q
                                                   SCIENT CORPORATION             MARKET (U.S.)                TECHNOLOGY
                                                   ------------------             -------------              ---------------
5/14/99                                                  100.00                      100.00                      100.00
6/99                                                     237.81                      106.68                      110.93
9/99                                                     320.00                      109.33                      117.35
12/99                                                    864.38                      161.60                      192.07
3/00                                                     906.88                      181.38                      216.67
6/00                                                     441.25                      157.72                      194.61
9/00                                                     209.38                      145.13                      191.07
12/00                                                     32.50                       97.14                      124.17
3/01                                                      19.69                       72.60                       86.83

 * $100 INVESTED ON 5/14/99 IN STOCK OR INDEX --
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING MARCH 31.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Scient is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Scient's and its stockholders' best interests.

     PricewaterhouseCoopers LLP has audited Scient's financial statements since Scient's inception in 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS SCIENT'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since April 1, 2000 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Scient or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of Scient or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described elsewhere in this Proxy in the section entitled "Employment Agreements and Change of Control Arrangements," and (2) the transactions described below.

     Scient's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Scient's bylaws provide that Scient shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Scient has also entered into indemnification agreements with its officers and directors containing provisions that may require Scient to, among other things, indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     In August 2000, Scient made an investment in Twelve Entrepreneuring, Inc. in the amount of $2,000,007. Mr. Greenberg, one of our directors, was then the co-Chairman and co-CEO of Twelve Entrepreneuring and is currently its Chairman Emeritus.

     Mr. Howe, our Chairman and its Chief Executive Officer, is also a director of two of our clients. Mr. Howe is a member of the boards of directors of the Development Bank of Singapore and S.C. Johnson Commercial Markets. Scient recognized $8,665,000 in revenue for the year ended March 31, 2001 from transactions with the Development Bank of Singapore. Scient recognized $5,472,000 in revenue for the year ended March 31, 2001 from transactions with S.C. Johnson Commercial Markets. The terms and conditions of such transactions were normal and customary. Balances due from the Development Bank of Singapore as of

March 31, 2001 were $3,352,000. Balances due from S.C. Johnson Commercial Markets as of March 31, 2001 were $2,853,000.

     We believe that we made all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. Where board of director approval is necessary, a majority of the disinterested outside directors on our board of directors will approve all future transactions, including loans between us and our officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of Scient and persons who hold more than 10% of Scient's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Scient's Common Stock and their transactions in such Common Stock. Based upon (1) the copies of Section 16(a) reports that Scient received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, Scient believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                   FORM 10-K

     SCIENT WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SCIENT'S FORM 10-K REPORT FOR FISCAL YEAR ENDED MARCH 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SCIENT CORPORATION, 860 BROADWAY, NEW YORK, NEW YORK 10003, ATTN: GENERAL COUNSEL.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2002 annual meeting of stockholders must be received by Scient at its offices at 860 Broadway, New York, New York 10003, Attn: Secretary, not later than March 30, 2002 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Scient's proxy statement for that meeting.

     Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2002 annual meeting of stockholders does not notify Scient of such proposal on or prior to May 18, 2002, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2002 Proxy Statement. Scient currently believes that the 2002 annual meeting of stockholders will be held during the third week of August 2002.

                                 OTHER MATTERS

     The Board of Directors of Scient knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ MICHAEL HAND
                                          Michael Hand
                                          Secretary

New York, New York
July 24, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

                               SCIENT CORPORATION

                            AUDIT COMMITTEE CHARTER
                            (AS AMENDED MAY 9, 2001)

MEMBERSHIP

     The audit committee shall be comprised of at least three (3) outside members of the Board of Directors of Model Corporation, Inc. (the "Company") elected by the Board of Directors to serve until their successors are duly elected. A chairperson of the audit committee shall be designated by the Board of Directors. Each member of the audit committee must be:

     (1) an "independent director" (as defined below); and

     (2) able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the audit committee.

     An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (1) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (2) a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (3) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (4) a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (5) a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's compensation committee.

     In addition to the requirements above, at least one member of the audit committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Notwithstanding the requirement that each member be an "independent director," the Board of Directors, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the audit committee if:

     (1) such director is not a current employee or immediate family member of a current employee of the Company;

     (2) such director's appointment to the audit committee is required by the best interests of the Company and its stockholders; and

     (3) the Board of Directors discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between such director and the Company; and (ii) the reasons for the Board of Director's determination that such appointment is in the best interests of the Company and its stockholders.

FUNCTIONS

     The audit committee shall:

     Recommend independent auditors to the Board of Directors.

     Evaluate and, when appropriate, recommend that the Board of Directors replace the independent auditors.

     Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

     Review and discuss the results of the audit with both the independent auditors and management.

     Review the Company's significant accounting principles, policies and practices.

     Review Company reporting policies and practices.

     Review the adequacy of management information systems, internal accounting and financial controls.

     Review the annual financial statements before their submission to the Board of Directors for approval.

     Review with both management and the independent auditors procedures and their execution established to:

     1. Prevent and uncover unlawful political contributions, bribes and unexplained and unaccounted for payments to intermediaries (foreign or American).

     2. Ascertain whether there are any unaccounted or off-book transactions.

     3. Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase products of the Company (e.g., commercial bribes or kickbacks).

     Approve the performance of professional services provided by the independent auditors, including audit and nonaudit services, before such services are rendered, and consider the possible effect of the performance of such services on the independence of the auditors.

     Review the formal written statement from the Company's outside auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1.

     Actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

     Recommend to the Board of Directors appropriate actions to oversee the independence of the Company's auditors.

     Review annually internal and external audits of employee benefit plans of the Company (including any subsidiaries).

     Review annually with the independent auditors their audit of Company pension plans to determine the existence of proper Company procedures that insure compliance with all relevant laws and regulations.

     Review annually the adequacy of the Company's insurance.

     Review annually the adequacy of protection of Company technology, including:

     -- physical security

     -- patent and trademark program

     -- proprietary information

     Review annually policies, and compliance with policies, relating to legal matters, conflicts of interest, etc.

MINUTES

     Minutes will be kept of each meeting of the audit committee and will be provided to each member of the Board of Directors. Any action of the audit committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

PROXY                          SCIENT CORPORATION                          PROXY
                        860 BROADWAY, NEW YORK, NY 10003

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCIENT
                                  CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 24, 2001

    The undersigned holder of Common Stock, par value $.0001, of Scient Corporation ("Scient") hereby appoints Robert M. Howe and Michael Hand, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of Scient that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, August 24, 2001 at 8:30 a.m., Eastern Time, at 860 Broadway, 5th Floor, New York, New York and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Scient either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be Signed on Reverse Side)

1. To elect Mr. Beirne and Mr. Leone to the Board of Directors for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. To ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent accountants for the fiscal year ending March 31, 2002.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                                Signature:
                                                --------------------------------

                                                --------------------------------
                                                  Signature (if held jointly):

                                                Date:

                                               --------------------------------,
                                                2001

                                                Please date and sign exactly as
                                                your name(s) is (are) shown on
                                                the share certificate(s) to
                                                which the Proxy applies. When
                                                shares are held as joint-
                                                tenants, both should sign. When
                                                signing as an executor,
                                                administrator, trustee,
                                                guardian, attorney-in-fact or
                                                other fiduciary, please give
                                                full title as such. When signing
                                                as a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer.
                                                When signing as a partnership,
                                                please sign in partnership name
                                                by an authorized person.